As filed with the Securities and Exchange Commission on July 9, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip code)

PRIDE INTERNATIONAL, INC. 2007 LONG-TERM INCENTIVE PLAN
PRIDE INTERNATIONAL, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

Brady K. Long
Vice President, General Counsel and Secretary
Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057
(Name and address of agent for service)
(713) 789-1400
(Telephone number, including area code,
of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Proposed
Title of	Amount	Proposed Maximum	Maximum	Amount of
Securities to be	to be	Offering Price Per	Aggregate	Registration
Registered	Registered(2)	Share	Offering Price	Fee
Common Stock, par value $.01 per share(1)	1,343,067 (3)	$23.33 (4)	$31,333,754 (4)	$2,235 (4)

(1)	Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions thereof.

(3)	The shares of Common Stock being registered hereby include: (a) 443,067 shares to be offered under the Pride International, Inc. 2007 Long-Term Incentive Plan and (b) 900,000 shares to be offered under the Pride International, Inc. Employee Stock Purchase Plan.

(4)	Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based on the average of the high and low sales price of the shares of Common Stock reported on the New York Stock Exchange on July 6, 2010.

PART I
PART II
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-4.10
EX-5.1
EX-23.1

PART I
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 (the “Registration Statement”) is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended.
2007 Long-Term Incentive Plan
     This Registration Statement registers an additional 443,067 shares of Common Stock issuable pursuant to the Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated, the “LTIP”). These shares are in addition to the 366,404 shares of Common Stock registered pursuant to the Registration Statement on Form S-8, File No. 333-165291, relating to the LTIP, filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2010 and the 8,000,000 shares of Common Stock registered pursuant to the Registration Statement on Form S-8, File No. 333-149815, filed with the SEC on March 20, 2008 (collectively, the “LTIP Prior Registration Statements”).
Employee Stock Purchase Plan
     This Registration Statement registers an additional 900,000 shares of Common Stock issuable pursuant to the Pride International, Inc. Employee Stock Purchase Plan (as amended and restated, the “ESPP”). These shares are in addition to the 8,798 shares of Common Stock registered pursuant to the Registration Statement on Form S-8, File No. 333-165291, relating to the ESPP, filed with the SEC on March 5, 2010, 600,000 shares of Common Stock registered pursuant to the Registration Statement on Form S-8, File No. 333-131261, filed with the SEC on January 25, 2006, and 370,399 shares of Common Stock registered pursuant to the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statements on Form S-4, File Nos. 333-66644 and 333-66644-01, relating to the ESPP, filed with the SEC on October 19, 2001 (collectively with the LTIP Prior Registration Statements, the “Prior Registration Statements”).
     The contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except as amended hereby.

I-1

PART II
Item 8. Exhibits

Exhibit
No.		Description
*4.1	—	Certificate of Incorporation of Pride (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4, Registration Nos. 333-66644 and 333-66644-01 (the “Registration Statement”)).

*4.2	—	Bylaws of Pride, as amended on December 12, 2008 (incorporated by reference to Exhibit 3.1 to Pride’s Current Report on Form 8-K filed on December 18, 2008, File No. 1-13289).

*4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

*4.4	—	Rights Agreement, dated as of September 13, 2001, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Pride’s Current Report on Form 8-K filed on September 28, 2001, File No. 1-13289 (the “Form 8-K”)).

*4.5	—	First Amendment to Rights Agreement, dated as of January 29, 2008, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 1-13289).

*4.6	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Pride (incorporated by reference to Exhibit 4.3 to the Form 8-K).

*4.7	—	Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated) (incorporated by reference to Appendix A to Pride’s Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Stockholders, File No. 1-13289).

*4.8	—	Pride International, Inc. Employee Stock Purchase Plan (as amended and restated) (the “ESPP”) (incorporated by reference to Exhibit 10.3 to Pride’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-13289).

*4.9	—	First Amendment to the ESPP (incorporated by reference to Exhibit 10.1 to Pride’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2010, File No. 1-13289).

4.10	—	Second Amendment to the ESPP.

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page herein).

*	Incorporated herein by reference as indicated.

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 9, 2010.

PRIDE INTERNATIONAL, INC.
By:	/s/ Louis A. Raspino
Louis A. Raspino
President and Chief Executive Officer

     Each person whose signature appears below appoints Louis A. Raspino, Brian C. Voegele and Brady K. Long, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 9, 2010.

/s/ Louis A. Raspino Louis A. Raspino	President, Chief Executive Officer and Director (principal executive officer)

/s/ Brian C. Voegele Brian C. Voegele	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ Leonard E. Travis Leonard E. Travis	Vice President and Chief Accounting Officer (principal accounting officer)

/s/ David A.B. Brown David A.B. Brown	Chairman of the Board

/s/ Kenneth M. Burke Kenneth M. Burke	Director

/s/ Archie W. Dunham Archie W. Dunham	Director

/s/ David A. Hager David A. Hager	Director

/s/ Francis S. Kalman Francis S. Kalman	Director

/s/ Ralph D. McBride Ralph D. McBride	Director

Robert G. Phillips	Director

INDEX TO EXHIBITS

Exhibit
No.		Description
*4.1	—	Certificate of Incorporation of Pride (incorporated by reference to Annex D to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4, Registration Nos. 333-66644 and 333-66644-01 (the “Registration Statement”)).

*4.2	—	Bylaws of Pride, as amended on December 12, 2008 (incorporated by reference to Exhibit 3.1 to Pride’s Current Report on Form 8-K filed on December 18, 2008, File No. 1-13289).

*4.3	—	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.13 to the Registration Statement).

*4.4	—	Rights Agreement, dated as of September 13, 2001, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Pride’s Current Report on Form 8-K filed on September 28, 2001, File No. 1-13289 (the “Form 8-K”)).

*4.5	—	First Amendment to Rights Agreement, dated as of January 29, 2008, between Pride and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.3 to Pride’s Annual Report on Form 10-K for the year ended December 31, 2007, File No. 1-13289).

*4.6	—	Certificate of Designations of Series A Junior Participating Preferred Stock of Pride (incorporated by reference to Exhibit 4.3 to the Form 8-K).

*4.7	—	Pride International, Inc. 2007 Long-Term Incentive Plan (as amended and restated) (incorporated by reference to Appendix A to Pride’s Proxy Statement on Schedule 14A for the 2010 Annual Meeting of Stockholders, File No. 1-13289).

*4.8	—	Pride International, Inc. Employee Stock Purchase Plan (as amended and restated) (the “ESPP”) (incorporated by reference to Exhibit 10.3 to Pride’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-13289).

*4.9	—	First Amendment to the ESPP (incorporated by reference to Exhibit 10.1 to Pride’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2010, File No. 1-13289).

4.10	—	Second Amendment to the ESPP.

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Powers of Attorney (included on the signature page herein).

*	Incorporated herein by reference as indicated.